SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2003

Bear Stearns Asset Backed Securities, Inc.

(Exact name of registrant specified in Charter)

Delaware	333-91334	13-3836437

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

383 Madison Avenue New York, NY	10179

(Address of principal executive offices)	Zip Code

Registrant's telephone, including area code: (212) 272-2000

Not Applicable

(Former name and former address, if changed since last report)

ITEM 5.     Other Events

          Bear Stearns Asset Backed Securities, Inc., as depositor (the “Depositor”) registered issuance of Asset Backed Certificates and/or Asset-Backed Notes on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), by a registration statement on Form S-3 (Registration File No. 333-91334) (as amended, the “Registration Statement”). Pursuant to the Registration Statement, the Depositor caused Irwin Whole Loan Home Home Equity Trust 2003-B (the “Issuer”) to issue $266,000,000 principal amount of Home Equity Loan-Backed Notes, Series 2003-B (the “Notes”), on March 11, 2003.

          The Notes were issued pursuant to an Indenture, dated as of February 28, 2003, between the Issuer and Wells Fargo Bank Minnesota, National Association (the “Indenture Trustee”), in conjunction with (i) a Sale and Servicing Agreement, dated as of February 28, 2003, among the Depositor, Irwin Union Bank and Trust Company (the “Master Servicer” and “Originator”), the Issuer and the Indenture Trustee; (ii) a Trust Agreement, dated as of February 28, 2003, between the Depositor and the Wilmington Trust Company (the “Owner Trustee”); (iii) a Mortgage Loan Purchase and Servicing Agreement, dated as of March 11, 2003, between the Depositor and the Master Servicer; and (iv) a Financial Guaranty Insurance Policy issued on March 11, 2003 by Ambac Assurance Corporation.

          Capitalized terms not defined herein have the meanings assigned in Appendix A of the Indenture attached hereto as Exhibit 4.1

ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

4.1	Indenture
4.2	Sale and Servicing Agreement;
4.3	Trust Agreement
4.4	Mortgage Loan Purchase and Servicing Agreement;
10.1	Financial Guaranty Insurance Policy

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2003	BEAR STEARNS ASSET BACKED SECURITIES, INC. By: /s/ JONATHAN LIEBERMAN Name: Jonathan Lieberman Title: Senior Managing Director

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture
4.2	Sale and Servicing Agreement
4.3	Trust Agreement
4.4	Mortgage Loan Purchase and Servicing Agreement
10.1	Financial Guaranty Insurance Policy